EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Kleinert's Inc. for the registration of 56,000 shares of its common stock and to the use of our report dated February 9, 1996, with respect to the consolidated financial statements of Kleinert's Inc. included in its Annual Report (Form 10-K) for the year ended December 2, 1995, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                            -----------------------
                                            Ernst & Young LLP


Philadelphia, Pennsylvania
August 14, 1996

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1996, with respect to the financial statements of Scott Mills, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Kleinert's, Inc. for the registration of 56,000 shares of its common stock.


                                                 /s/ ERNST & YOUNG LLP
                                                -----------------------------
                                                Ernst & Young LLP



Philadelphia, Pennsylvania
August 14, 1996